Exhibit 10.28

DERIVATIVES MANAGEMENT SERVICES AGREEMENT

AMONG

UNION FIDELITY LIFE INSURANCE COMPANY

AND

GE ASSET MANAGEMENT INCORPORATED

AND

GENERAL ELECTRIC CAPITAL CORPORATION

DATED AS OF  APRIL 15, 2004

THIS DERIVATIVES MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is made and entered into as of the 15th day of April, 2004 (the “Effective Date”), by and among UNION FIDELITY LIFE INSURANCE COMPANY, an insurance company domiciled in the State of Illinois (“UFLIC”), GE ASSET MANAGEMENT INCORPORATED, a Delaware corporation (“GEAM”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”).

RECITALS

                WHEREAS, UFLIC, GEAM and GECC are all subsidiaries of General Electric Company; and

                WHEREAS, the UFLIC, from time to time, desires to hedge certain risks, including but not limited to interest rate risk, associated with its assets through the use of instruments commonly referred to as derivatives; and

                WHEREAS, resolutions adopted by the GECC Board and related policy statements require that GECC’s Treasury Operation (“GECC Treasury”) executes, manages and administers all derivative transactions on behalf of GECC and its subsidiaries; and

                WHEREAS, effective May 1, 2002, UFLIC entered into an Investment Management and Services Agreement with GEAM; and

                WHEREAS, GECC Treasury may from time to time, at the request of GEAM, appoint certain individuals at GEAM as representatives of GECC Treasury with limited authority to execute, manage and administer certain derivative transactions on behalf of UFLIC; and

                WHEREAS, UFLIC will enter into ISDA Master Agreements together with related schedules and confirmations (the “Contracts”) with various unaffiliated counterparties (individually, a “Counterparty” and collectively, the “Counterparties”); and

                WHEREAS, UFLIC, GECC and GEAM desire to enter into this Agreement to set forth the services that each of GECC and GEAM will provide to UFLIC in connection with the Contracts;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, UFLIC, GECC and GEAM hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

1.1                               Definitions.  The following capitalized terms, as used in this Agreement, have the following meanings:

“Affiliate” of a Person means a Person who, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

“Applicable Law” or “Applicable Laws” means any domestic or foreign federal, state or local statute, law, ordinance or code, including the Illinois insurance code, or any rules, regulations, administrative interpretations or orders issued by any Governmental Authority, including any Insurance Authority, pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

“Board” means the Board of Directors of UFLIC as the same may be elected from time to time by the shareholders of UFLIC.

“Contracts” shall have the meaning set forth in the recitals to this Agreement.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

“GAAP” means generally accepted accounting principles in effect, from time to time, in the United States.

“Governmental Authority” means any Insurance Authority or any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any federal, national, state, municipal, county, city or other political subdivision.

“Insurance Authority” means the department, bureau, commission or other agency responsible for overseeing insurance matters within any state that UFLIC is authorized to do business (as applicable to UFLIC).

“Investment Committee” means a committee designated by UFLIC’s Board to oversee UFLIC’s investment activities, including the execution and management of derivative transactions.

“Investment Guidelines” shall mean the resolutions pertaining to derivatives transactions adopted by the Board of UFLIC.

 “Person” means an individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including governmental or political subdivision or an agency or instrumentality thereof.

“Records” shall have the meaning set forth in Section 2.5.

“Representatives” means, as applicable, UFLIC’s directors, officers, employees, accountants and legal and financial advisors.

“Representer” shall have the meaning set forth in Section 6.2.

“SAP” means statutory accounting procedures and principles prescribed or permitted by Applicable Law.

1.2                               Headings; Rules of Construction.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its successors and permitted assigns; and (vi) a reference in this Agreement to an article, section, annex, exhibit or schedule is to the article, section, annex, exhibit or schedule of this Agreement.

ARTICLE II

SERVICES

2.1                               Execution and Management.  Subject to the provisions of this Section 2.1, GECC Treasury will establish and confirm the terms of derivative transactions from time to time in the name of UFLIC and shall execute and deliver or otherwise enter into from time to time one or more derivatives confirmations or agreements evidencing such derivative transactions on behalf of and in the name of UFLIC as requested by UFLIC.  In its performance of the foregoing obligations, GECC Treasury may appoint, from time to time at the request of GEAM, certain employees of GEAM as representatives of GECC Treasury with authority to execute, manage and administer certain derivative transactions on behalf of UFLIC in accordance with the terms of such appointment; provided, however, that such appointment shall be in writing and any action taken by any such GEAM employee shall be in accordance with GECC’s policies with respect to derivatives transactions as in effect from time to time.

2.2                               Credit Support.  With respect to each Contract, GECC or one of its affiliates may provide a guaranty in favor of the Counterparty to such Contract.

2.3                               Administrative Services.  With respect to the Contracts, GECC will provide certain administrative services, including without limitation certain legal services and paying agent services, on behalf of UFLIC, as set forth in the Administrative Services Agreement

                                                (in the form attached as Exhibit A hereto), dated as of the date hereof, between GECC and UFLIC.  In its performance of the foregoing obligations, GECC may appoint, from time to time, certain employees of GEAM as representatives of GECC Treasury with authority to execute, manage and administer certain derivative transactions on behalf of UFLIC in accordance with the terms of such appointment; provided, however, that any such appointment shall be in writing and any action taken by any such GEAM employee shall be in accordance with GECC’s policies with respect to derivatives transactions as in effect from time to time.

2.4                               Covenants of GECC and GEAM.

(a)                                  Each of GECC and GEAM shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters should use in the conduct of an enterprise of a like character and with like aims.  Further, each of GECC and GEAM shall use the same skill and care in the management of UFLIC’s derivative transactions and in its other duties hereunder as it uses in the administration of other similar matters for which it has comparable responsibility.

(b)                                 In the performance of its duties and obligations to UFLIC under this Agreement, each of GECC and GEAM shall act in conformity with (i) the Articles of Incorporation and Bylaws of UFLIC, (ii) UFLIC’s Investment Guidelines or other written instructions of UFLIC’s Board, (iii) UFLIC’s Investment Committee or Representatives of UFLIC, as applicable, (iv) GECC’s policies, including with respect to derivatives transactions, as in effect from time to time, and (v) all Applicable Laws.

2.5                               Recordkeeping and Reports; Review and Inspection.

(a)                                  GECC and GEAM shall, unless otherwise agreed with UFLIC, maintain all records, memoranda, instructions or authorizations (collectively, “Records”) relating to the execution, management and administration of derivative transactions on behalf of UFLIC as required by Applicable Laws, GAAP or SAP.  Such Records will be the property of UFLIC.  On a timely basis, GECC and GEAM shall make available to UFLIC, at its administrative offices or such other location as may be designated by UFLIC, copies or originals of such Records upon reasonable request and, as necessary, to comply with Applicable Laws.

(b)                                 All Records, both internal and external with third parties, to the extent within the control of GECC and GEAM, will clearly specify the ownership interest of UFLIC with respect to the relevant derivative transactions.

(c)                                  Records concerning derivative transactions executed or managed on behalf of UFLIC that are not maintained physically on UFLIC’s premises or UFLIC’s care, custody and control shall be subject to review and audit at any time by UFLIC, its

                                                Representatives, any Insurance Authority and any other Governmental Authority, or any other entity designated by UFLIC, and GECC and GEAM shall cooperate with and provide reasonable assistance to any such person, including any auditor appointed by UFLIC to conduct an audit of or for UFLIC.  Such Records shall be maintained for the time periods and in a format required by Applicable Law.  GECC and GEAM shall notify UFLIC prior to destruction of UFLIC’s Records (in order that UFLIC may request transfer of such Records to UFLIC as an alternative to destruction); provided that GECC and GEAM may not, in any event, destroy such Records prior to expiration of all applicable statutes of limitation.

(d)                                 GECC and GEAM shall provide to UFLIC such other documents and information pertaining to this Agreement and the derivative transactions executed or managed on behalf of UFLIC at such times as UFLIC may reasonably request including, but not limited to, information required to prepare reports to any Insurance Authority or any other entity designated by UFLIC or as may be required to comply with GAAP, SAP or Applicable Law.

(e)                                  GECC and GEAM will fully cooperate with UFLIC with respect to unsettled or unreconciled transactions and daily transmission of trading activity.

2.6                               Information Furnished to GECC or GEAM.  UFLIC shall furnish to GECC or GEAM in a timely manner any information that GECC or GEAM may reasonably request with respect to the services performed under this Agreement for UFLIC.  In determining the requirements of Applicable Laws with respect to UFLIC, GECC and GEAM may rely on an interpretation of law by legal counsel to UFLIC.  In determining the requirements of applicable accounting rules with respect to UFLIC, GECC and GEAM may rely on an interpretation of such rules by accountants for UFLIC.

ARTICLE III

TERM AND TERMINATION

3.1                               This Agreement shall continue in effect for an initial term beginning on the Effective Date and ending December 31, 2004.  Unless earlier terminated, this Agreement shall automatically renew on January 1, 2005 and on each January 1 thereafter for successive periods of one (1) year.  This Agreement may be terminated (i) at any time during the initial term or any renewal term by GECC or UFLIC without payment of any penalty upon sixty (60) days prior written notice to the other parties (which notice shall specify the effective date of termination), and (ii) immediately for cause by UFLIC (cause being understood as any material breach, action or omission by GECC or GEAM that, in the reasonable belief of UFLIC, is inconsistent with the terms of this Agreement).  This Agreement also shall automatically terminate in the event of its unauthorized assignment by any party or if any party ceases to be a majority-owned direct or indirect subsidiary of General Electric Company.  Termination in any manner shall not affect the rights of any party, including the status of any guarantees issued pursuant to Section 2.2 of this Agreement that accrued prior to termination.

3.2                               Within sixty (60) days of the termination of this Agreement, GECC and GEAM shall transfer all Records of UFLIC to UFLIC or its designee.  All reasonable costs to transfer UFLIC’s Records shall be paid by UFLIC.

ARTICLE IV

COMPENSATION

Each of GEAM and GECC agree that if services are performed under this agreement, the parties will determine appropriate compensation at the time the services are rendered, provided, that such compensation shall be fair and reasonable.  Such agreement, however, shall not extend to reimbursement of losses, damages and other expenses contemplated under Section 7.2 and for reimbursement of all reasonable out-of pocket costs and expenses incurred on behalf of UFLIC.

ARTICLE V

CONFIDENTIALITY

Subject to the duty of GECC, GEAM or UFLIC to comply with Applicable Laws, each party hereto shall treat as confidential all information with respect to any other party received pursuant to this Agreement.  No party shall use or disclose another party’s confidential information except as contemplated by this Agreement or except as required by Applicable Law.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1          By UFLIC.  UFLIC represents and warrants that:

(a)                                  It is an insurance company duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power and authority (including approval from the relevant Insurance Authority, if required) to execute, deliver and perform this Agreement; and

(b)                                 This Agreement is the valid and binding obligation of UFLIC enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

6.2                               By GECC and GEAM.  Each of GECC and GEAM (each a “Representer”) represents and warrants with respect only to itself that:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the power and authority to execute, deliver and perform this Agreement;

(b)                                 This Agreement is the valid and binding obligation of the Representer enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies; and

(c)                                  Neither the execution and delivery nor the performance of this Agreement by the Representer will violate any law, statute, order, rule or regulation or judgment, order or decree by any federal, state, local or foreign court or governmental authority, domestic or foreign, to which the Representer is subject nor will the same constitute a breach of, or default under, provisions of any agreement or contract to which it is a party or by which it is bound.

ARTICLE VII

MISCELLANEOUS

7.1                               Limitation of Liability.  In furnishing UFLIC with services as provided herein, none of GECC or GEAM nor any officer, director or agent thereof shall be held liable to UFLIC, its creditors or the holders of its securities for good faith errors of judgment or for anything except willful misfeasance, bad faith or negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement.  It is further understood and agreed that GECC and GEAM may rely upon information furnished to it by UFLIC that GECC or GEAM (as applicable) reasonably believes to be accurate and reliable.  Certain federal laws, including federal securities laws, impose liabilities under certain circumstances on persons who act in good faith and therefore nothing contained herein shall in any way constitute a waiver or limitation of any rights that UFLIC may have under any such federal laws.

7.2                               Indemnification.

(a)                                Notwithstanding any limitation of liability contained in Section 7.1, GECC and GEAM shall indemnify and hold UFLIC harmless from and against any losses, damages, expenses (including reasonable attorneys’ fees), liabilities, penalties, demands and claims of any nature whatsoever with respect to or arising out of the breach or violation by GECC or GEAM of any agreement, covenant, representation or warranty made by GECC or GEAM herein.

(b)                                 UFLIC shall indemnify and hold GECC or GEAM harmless from and against any losses, damages, expenses (including reasonable attorneys’ fees), liabilities, penalties, demands and claims of any nature whatsoever with respect to or arising out UFLIC’s breach or violation of any agreement, covenant, representation or warranty made by UFLIC herein.

7.3                               Assignment.  No assignment (by operation of law or otherwise) of this Agreement, in whole or in part, nor any of the rights, interests or obligations under this Agreement by any party shall be effective without the prior written consent of the other parties and any necessary approvals from the relevant Insurance Authority.  Subject to the provisions of this Section 7.3, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

7.4                               Independent Contractor.  GEAM and GECC shall be deemed to be independent contractors and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent UFLIC.  UFLIC shall always retain the ultimate authority to make decisions regarding the execution or management of derivative transactions on its own behalf.

7.5                               Right to Contract with Third Parties.  Nothing herein shall be deemed to grant to GEAM or GECC an exclusive right to provide the services described herein to UFLIC, and UFLIC retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by UFLIC pursuant to this Agreement; provided, however, GECC Treasury shall execute all derivatives transactions of any subsidiary with respect to which GECC has direct or indirect voting control in accordance with the GECC Derivatives Policy.

7.6                               Governing Law.  This Agreement shall be governed by the laws of the State of Illinois, without giving effect to its conflict of laws principles.

7.7                               Notices.  Any notice under this Agreement shall be given in writing, addressed, and delivered by hand or facsimile, or mailed postpaid by U.S. Mail or overnight courier service, to the party to this Agreement entitled to receive such notice, at such party’s principal place of business as set out here:

If to GECC:

Associate General Counsel

General Electric Capital Corporation

201 High Ridge Road

Stamford, Connecticut 06927-9400

Facsimile:  (203) 357-3490

If to GEAM:

General Counsel

GE Asset Management Incorporated

3003 Summer Street, P.O. Box 7900

Stamford, Connecticut 06904-7900

Facsimile:  (203) 326-4177

If to UFLIC:

General Counsel

Union Fidelity Life Insurance Company

200 North Martingale Road

Schaumburg, IL 60173

Facsimile:  (847) 605-3044

or to such other address as each party may designate in writing mailed to the other parties.  Unless otherwise permitted by the terms hereof, whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered by hand, or, if delivered by facsimile, overnight courier or mail, when received.

7.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9                               Amendments.  No term or provision of this Agreement may be modified, amended, waived, discharged or terminated except by an agreement in writing, executed by each of the parties hereto; provided that any material amendment shall be subject to the approval, if required, of the relevant Insurance Authority.

7.10                        Entire Agreement.  This Agreement supersedes any and all oral or written agreements or understandings heretofore made, and contains the entire agreement of the parties, with respect to the subject matter hereof.

7.11                        Counterparts.  This Agreement may be executed in one or more counterparts, and such counterparts together shall constitute one and the same agreement.

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                IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ James a. Parke
	Name:	James A. Parke
	Title:	Vice Chairman and Chief Financial Officer

GE ASSET MANAGEMENT INCORPORATED

By:	/s/ Alan M. Lewis
	Name:	Alan M. Lewis
	Title:	Executive Vice President - General Counsel and Secretary

UNION FIDELITY LIFE INSURANCE COMPANY

By:	/s/ Glenn Joppa
	Name:	Glenn Joppa
	Title:	Senior Vice President and Secretary